Exhibit 2 to
Schedule 13D/A

SHELDON G. ADELSON
c/o Las Vegas Sands Corp.
3355 Las Vegas Boulevard
Las Vegas, Nevada 89109
November 4, 2011

Las Vegas Sands Corp.
3355 Las Vegas Boulevard
Las Vegas, Nevada 89109

Re:  Registration Rights Agreement

Ladies and Gentlemen:

The undersigned understand that Las Vegas Sands Corp. (the “Company”) proposes to file a registration statement on Form S-3ASR (the “Registration Statement”) on or before November 7, 2011 to register debt securities, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), warrants, depositary shares, units and purchase contracts.  In addition, shortly after the Registration Statement is filed, the Company proposes to register the shares of Common Stock issuable upon the exercise of the Company’s outstanding warrants (the “Warrant Share Registration”).

The Company and the undersigned hereby agree that the parties listed on Schedule A hereto (the “Transferees”) are Permitted Assignees (as defined in the Agreement) of Designated Holders, or Affiliates (as defined in the Agreement) of such Permitted Assignees, and have received Registrable Securities, together with the associated registration rights, in transfers from Designated Holders.  Such Transferees hereby agree to be bound as Designated Holders by the provisions of the Agreement, and the Company agrees to treat the Transferees as Designated Holders for all purposes of the Agreement.

Pursuant to Section 11(f) of the Second Amended and Restated Registration Rights Agreement, dated as of November 14, 2008 (the “Agreement”), by and among the Company and the other parties named therein, the undersigned Designated Holders (as defined in the Agreement), holding more than 50% of the Registrable Securities (as defined in the Agreement), hereby waive, on their own behalf and on behalf of all Designated Holders, the right to (a) receive written notice from the Company of the filing of the Registration Statement and the Warrant Share Registration and (b) register any shares of Common Stock or Preferred Stock in the Registration Statement and the Warrant Share Registration.

Except for the specific waivers and agreements contained herein, the rights of the undersigned and other parties to the Agreement under the Agreement shall remain in full force and effect.  This letter may be delivered by any party by facsimile or other electronic transmission and may be executed by any one or more of the parties in any number of

Registration Rights Agreement Waiver Letter

counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Very truly yours,

/s/ Sheldon G. Adelson
Sheldon G. Adelson

/s/ Dr. Miriam Adelson
Dr. Miriam Adelson

DR. MIRIAM AND SHELDON G. ADELSON CHARITABLE TRUST

/s/ Sheldon G. Adelson
Sheldon G. Adelson, Trustee

SHELDON G. ADELSON DECEMBER 2008 THREE YEAR LVS ANNUITY TRUST
SHELDON G. ADELSON FEBRUARY 2009 THREE YEAR LVS ANNUITY TRUST
SHELDON G. ADELSON OCTOBER 2009 TWO YEAR LVS ANNUITY TRUST
SHELDON G. ADELSON OCTOBER 2009 THREE YEAR LVS ANNUITY TRUST
SHELDON G. ADELSON JUNE 30, 2010 TWO YEAR LVS ANNUITY TRUST
SHELDON G. ADELSON JUNE 29, 2010 TWO YEAR LVS ANNUITY TRUST
SHELDON G. ADELSON SEPTEMBER 28, 2010 TWO YEAR LVS ANNUITY TRUST
SHELDON G. ADELSON SEPTEMBER 29, 2010 TWO YEAR LVS ANNUITY TRUST
SHELDON G. ADELSON MARCH 2011 TWO YEAR LVS ANNUITY TRUST

/s/ Sheldon G. Adelson	/s/ Timothy D. Stein
Sheldon G. Adelson, Trustee	Timothy D. Stein, Trustee

ESBT S TRUST U/D/T DATED OCTOBER 1, 2002
ESBT Y TRUST U/D/T DATED OCTOBER 1, 2002
QSST A TRUST U/D/T DATED OCTOBER 1, 2002
QSST M TRUST U/D/T DATED OCTOBER 1, 2002
SHELDON G. ADELSON 2004 REMAINDER TRUST U/D/T MAY 31, 2004
GENERAL TRUST UNDER THE SHELDON G. ADELSON 2007 REMAINDER TRUST
GENERAL TRUST UNDER THE SHELDON G. ADELSON 2007 FRIENDS AND
     FAMILY TRUST

/s/ Dr. Miriam Adelson	/s/ Irwin Chafetz	/s/ Timothy D. Stein
Dr. Miriam Adelson, Trustee	Irwin Chafetz, Trustee	Timothy D. Stein, Trustee

Registration Rights Agreement Waiver Letter

MIRIAM ADELSON JUNE 2011 TWO YEAR LVS ANNUITY TRUST
MIRIAM ADELSON OCTOBER 2011 TWO YEAR LVS ANNUITY TRUST

/s/ Dr. Miriam Adelson	/s/ Timothy D. Stein
Dr. Miriam Adelson, Trustee	Timothy D. Stein, Trustee

SIVAN OCHSHORN 2010 GRANTOR TRUST

/s/ Dr. Miriam Adelson
Dr. Miriam Adelson, Trustee

YASMIN LUKATZ OCTOBER 2010 TWO YEAR LVS ANNUITY TRUST
YASMIN LUKATZ OCTOBER 2010 THREE YEAR LVS ANNUITY TRUST
YASMIN LUKATZ 2010 GRANTOR TRUST

/s/ Yasmin Lukatz	/s/ Timothy D. Stein
Yasmin Lukatz, Trustee	Timothy D. Stein, Trustee

SIVAN OCHSHORN DECEMBER 2010 TWO YEAR LVS ANNUITY TRUST
SIVAN OCHSHORN DECEMBER 2010 FIVE YEAR LVS ANNUITY TRUST

/s/ Sivan Ochshorn Dumont	/s/ Timothy D. Stein
Sivan Ochshorn Dumont, Trustee	Timothy D. Stein, Trustee

LUKATZ FAMILY INVESTMENT LLC

/s/ Yasmin Lukatz	/s/ Timothy D. Stein
Yasmin Lukatz, Manager	Timothy D. Stein, Manager

Accepted and agreed,
as of the date first written above

LAS VEGAS SANDS CORP.

By:	/s/ Kenneth J. Kay
Name: Kenneth J. Kay
Title: Executive Vice President and Chief Financial Officer

Registration Rights Agreement Waiver Letter

Schedule A

Transferees

Sheldon G. Adelson December 2008 Three Year LVS Annuity Trust

Sheldon G. Adelson February 2009 Three Year LVS Annuity Trust

Sheldon G. Adelson October 2009 Two Year LVS Annuity Trust

Sheldon G. Adelson October 2009 Three Year LVS Annuity Trust

Sheldon G. Adelson June 29, 2010 Two Year LVS Annuity Trust

Sheldon G. Adelson June 30, 2010 Two Year LVS Annuity Trust

Sheldon G. Adelson September 28, 2010 Two Year LVS Annuity Trust

Sheldon G. Adelson September 29, 2010 Two Year LVS Annuity Trust

Sheldon G. Adelson March 2011 Two Year LVS Annuity Trust

General Trust under the Sheldon G. Adelson 2007 Remainder Trust

General Trust under the Sheldon G. Adelson 2007 Friends and Family Trust

Miriam Adelson June 2011 Two Year LVS Annuity Trust

Sivan Ochshorn 2010 Grantor Trust

Yasmin Lukatz October 2010 Two Year LVS Annuity Trust

Yasmin Lukatz October 2010 Three Year LVS Annuity Trust

Yasmin Lukatz 2010 Grantor Trust

Sivan Ochshorn December 2010 Two Year LVS Annuity Trust

Sivan Ochshorn December 2010 Five Year LVS Annuity Trust

Miriam Adelson October 2011 Two Year LVS Annuity Trust

Lukatz Family Investment LLC

Registration Rights Agreement Waiver Letter